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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 1999, except as to Note 12, which is as of May 28, 1999 relating to the financial statements of Digital Insight Corporation, which appears in such Registration Statement. We also consent to the application of such report to the Financial Statement schedules for each of the thus years in the period ended December 31, 1998 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Costa Mesa, California
June 26, 1999